UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 12, 2006

IGI, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08568	01-0355758
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

      On June 12, 2006, IGI, Inc.(the "Company") received a notice (the "Notice") from the American Stock Exchange ("AMEX") notifying the Company that the Company does not currently meet the AMEX's continued listing standards as set forth in Part 10 of the AMEX Company Guide (the "Company Guide"). Specifically, the Company is not in compliance with Section 1003(a)(ii) of the Company Guide because the Company has shareholder's equity of less than $4,000,000 and has losses from continuing operations and/or net losses in three out of its four most recent fiscal years. The Company's shareholder's equity as reported on its Form 10-QSB for the quarter ended March 31, 2006 was $3,090,000 and the Company recorded net losses for the 2005, 2004, 2003 fiscal years.

      The Company is required to submit a plan to the AMEX by July 17, 2006 of the actions that it plans to take to bring itself back into compliance with Section 1003(a)(ii) within 18 months from the Company's receipt of the Notice (the "Plan"). If the Plan is accepted, the Company may be able to continue its listing during the Plan period of up to 18 months, during which time the Company will be subject to periodic review by the AMEX to determine whether the Company is making progress consistent with its Plan.

The Company intends to submit a compliance plan to the AMEX Staff in a timely manner which will outline its intended actions to regain compliance

A copy of the Notice is attached hereto as Exhibit 99.1, and a copy of the Company's press release regarding receipt of the Notice is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Letter from AMEX to Company dated June 12, 2006

99.2	Press Release dated June 16, 2006 Announcing Notice From American Stock Exchange of Company's Failure to Meet Continued Listing Standards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

	By:	/s/ Carlene Lloyd

Carlene Lloyd
Vice President of Finance

Date: June 16, 2006

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Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Letter from AMEX to Company dated June 12, 2006

99.2	Press Release dated June 16, 2006 Announcing Notice From American Stock Exchange of Company's Failure to Meet Continued Listing Standards.

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